Exhibit 99.1

2004-16

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

COOPER CAMERON TO WEBCAST CONFERENCE PRESENTATION

HOUSTON (October 25, 2004) — Cooper Cameron Corporation Senior Vice President and Chief Financial Officer Franklin Myers will appear at the Merrill Lynch Global Energy Conference on Thursday, November 4, 2004. His remarks will be available on a live webcast.

The conference presentation will be accessible through a link on Cooper Cameron’s website, located at www.coopercameron.com, and is scheduled to begin at 1:30 p.m. Eastern time (12:30 p.m. Central). The presentation will also be archived for replay through Cooper Cameron’s website.

Cooper Cameron Corporation (NYSE: CAM) is a leading international manufacturer of oil and gas pressure control equipment, including valves, wellheads, controls, chokes, blowout preventers and assembled systems for oil and gas drilling, production and transmission used in onshore, offshore and subsea applications, and provides oil and gas separation equipment. Cooper Cameron is also a leading manufacturer of centrifugal air compressors, integral and separable gas compressors and turbochargers.

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Website: www.coopercameron.com